UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Agreement

On May 21, 2024, Asset Entities Inc., a Nevada corporation (the “Company”), entered into a Master Agreement (the “Master Agreement”) with Live Nation Entertainment, Inc., a Delaware corporation (“Live Nation”). Under the Master Agreement, the Company agreed to provide services (“Services”) to Live Nation as may be mutually agreed upon in writing by the parties from time to time and set forth in a Statement of Work (“SOW”) and to provide Live Nation access to certain of the Company’s proprietary technology platform as set forth in an ordering document (“Order Form”).

Among other material provisions, the term of the Master Agreement shall begin on May 21, 2024, and continue until there are no existing SOWs or Order Forms unless extended by mutual agreement of the parties or earlier terminated. Live Nation may terminate the Master Agreement or any SOW or Order Form at its convenience upon 30 days’ prior written notice to the Company. Either party may terminate the Master Agreement or any SOW or Order Form due to the other party’s material breach upon written notice to the breaching party, provided that the breach is not cured within thirty (30) days after receipt of notice, or immediately if the breach is incapable of cure. Live Nation will compensate the Company the applicable fees as set forth in the Order Form and/or SOW. Live Nation will also reimburse the Company for any out-of-pocket expenses incurred by the Company pre-approved in writing by Live Nation. The Master Agreement stipulated that the Company’s relationship to Live Nation shall be an independent contractor relationship.

There is no relationship between the Company or its affiliates and Live Nation, other than in respect of the Master Agreement.

Under the initial SOW, dated as of May 28, 2024, the Company will be providing Live Nation with access to the Company’s cloud-based platform for Discord CRM and management. The Company may accommodate additional feature requests or third-party integrations as needed by Company. The Company must also provide a fully functional and configurable verification bot integrated into Discord, tailored to meet the requirements set by Live Nation for user verification and role assignment. The Company must also provide a secure and efficient Stripe-based checkout solution, integrated into the platform, allowing for smooth transaction processing for various products, including special access within the Discord community. As part of the Company’s services to Live Nation, the Company will provide a comprehensive administrator dashboard designed for the community’s specific needs, capable of displaying detailed information about members, including data from Discord interactions and purchase history from the checkout system. Finally, the Company is required to provide ongoing technical support and maintenance services.

The initial SOW is for a term of one year and then automatically renews for one-year terms unless Live Nation notifies the Company at least 30 days in advance of its intention not to renew this SOW. After the first year, Live Nation may terminate for convenience pursuant to the terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

2